EX-99.e.i.c

THIRD AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This Third Amendment (the “Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of May 31, 2017 by and between OSI ETF Trust (the “Fund Company”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of November 14, 2018 (“Effective Date”).

WHEREAS, Foreside and the Fund Company (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of seven Funds; and

WHEREAS, Section 8(d) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect (i) the addition of the O’Shares Quality Artificial Intelligence ETF, the O’Shares U.S. Large Cap Quality Value ETF, the O’Shares U.S. Small Cap Quality Value ETF, the O’Shares U.S. Large Cap Quality Dividend Growers ETF, the O’Shares U.S. Small Cap Quality Dividend Growers ETF, the O’Shares U.S. 500 Large Cap Equal Weight ETF, and the O’Shares U.S. 100 Mega Cap Equal Weight ETF, and (ii) the deletion of O'Shares FTSE Russell Emerging Markets Quality Dividend ETF, O'Shares FTSE Russell Emerging Markets Quality Dividend ETF (Currency Hedged), and O'Shares FTSE Russell International Quality Dividend ETF (Currency Hedged).

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

OSI ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/Kevin Beadles	By:	/s/Mark Fairbanks
Name: Kevin Beadles			Mark Fairbanks
Title: President			Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

As of November 14, 2018

O'Shares U.S. Large Cap Quality Growth ETF

O'Shares U.S. Small Cap Quality Growth ETF

O'Shares Global Internet Giants ETF

O'Shares Quality Robotics and Artificial Intelligence ETF

O'Shares FTSE U.S. Quality Dividend ETF

O'Shares FTSE Europe Quality Dividend ETF

O'Shares FTSE Asia Pacific Quality Dividend ETF

O'Shares FTSE Russell Small Cap Quality Dividend ETF

O'Shares FTSE Russell International Quality Dividend ETF

O'Shares Quality Artificial Intelligence ETF

O’Shares U.S. Large Cap Quality Value ETF

O’Shares U.S. Small Cap Quality Value ETF

O’Shares U.S. Large Cap Quality Dividend Growers ETF

O’Shares U.S. Small Cap Quality Dividend Growers ETF

O’Shares U.S. 500 Large Cap Equal Weight ETF

O’Shares U.S. 100 Mega Cap Equal Weight ETF